SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           I.T. TECHNOLOGY, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:


[CAPTION]
I.T. TECHNOLOGY, INC.
Corporate Office:
34-36 Punt Road
Windsor 3181
Melbourne, Victoria
Australia

October 23, 2000

To: All stockholders of I.T. TECHNOLOGY, INC.
From: Levi Mochkin, Chairman of Board and Chief Executive Officer
Subject: Special Meeting of Shareholders

Dear Shareholders:

In August, the Company's registration statement on Form SB-2 was declared effective by the United States Securities and Exchange Commission. However, due to the changes in the stock market and business environment, the Board of Directors has come to the conclusion that the currently proposed stock offering of the Company is not viable. The Board of Directors has examined the different options available to the Company to meet the goals of its business plan, eliminate existing debt and debt to be assumed, and has approved a restructuring plan which calls for the implementation of a new plan of distribution and pricing of the company's stock designed to accomplish the company's financing goals.

The new plan of distribution requires that the share capital of the company be restructured, and that is the issue for the shareholders to consider at the upcoming special meeting. The Board proposes a 5 for 1 forward split of the existing share capital of the corporation, an amendment to the certificate of incorporation to effectuate that split, and an amendment to article 9 of the certificate of incorporation to authorize the shareholders to consent in writing to certain matters. I ask you to read the enclosed materials fully and thoroughly. I look forward to an upcoming year filled with prosperity and success to all of us.

Thank you for your continuing support.

Levin Mochkin
----------------
Levin Mochkin,
Chairman and Chief
Executive Officer




[CAPTION]
I.T. TECHNOLOGY, INC.
Corporate Office:
34-36 Punt Road
Windsor 3181
Melbourne, Victoria
Australia

                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                               NOVEMBER 6, 2000
                          9:00 A.M. AUSTRALIAN TIME

                         ------------------------------

NOTICE IS HEREBY GIVEN, that the 2000 Annual Meeting of Shareholders of I.T. TECHNOLOGY, INC., a Delaware corporation ("ITT"), will be held at 3:00 p.m. Pacific Daylight Time on November 6, 2000 at 9:00 a.m., Australian time, at the Company's offices at 34-36 Punt Road, Windsor Melbourne Victoria, 3181 Australia, for the following purposes:

(1) To approve the 5-1 forward split of common shares of ITT;

(2) To authorize an amendment to article 9 of the certificate of incorporation of the company to authorize any action required or permitted to be taken by shareholders to be effected either at a shareholder's meeting or by consent in writing, pursuant to Delaware corporation law; and

(3) To transact such other business as may properly come before the 2000 Annual Meeting and any adjournment thereof.

The Company has fixed the close of business on September 30, 2000 as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            Levi Mochkin
                                            ----------------------
Melbourne, Australia                        Levin Mochkin
October 24, 2000                            Chief Executive Officer
                                            and Chairman of the Board


TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                       ----------------------------------


                              I.T. TECHNOLOGY, INC.

                                 PROXY STATEMENT

                   FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER 6, 2000


                               I. INTRODUCTION

The Board of Directors of I.T. TECHNOLOGY, INC., a Delaware corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2000 Special Meeting of Shareholders of the Company to be held at 9:00 a.m. Australian Time on November 6, 2000, and any adjournments thereof. This Proxy Statement, the Notice of Special Meeting and Proxy Card, are being mailed to shareholders on or about October 24, 2000.

                    II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on September 30, 2000, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 16,500,000 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting, is required for approval of each of the Company's three proposals.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Annual Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Chief Executive Officer of the Company, Mr. Levi Mochkin, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Annual Meeting.

              III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 30, 2000, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.


NAMES OF EXECUTIVE                           SHARES             PERCENTAGE
OFFICER, DIRECTORS                        BENEFICIALLY         BENEFICIALLY
AND 5% HOLDERS                               OWNED                OWNED
------------------                        -----------          -----------
Ledger Technologies Pty. Ltd.              6,300,000             38.18%
Levi Mochkin (2)

Istanz Nominees Pty. Ltd.                  3,700,000             22.42%
Helen Abeles (3)


Riccalo Pty. Ltd.                          2,000,000             12.12%
Henry Herzog (4)

Eurolink International Pty. Ltd.           2,000,000             12.12%
Jonathan Herzog (5)

Actor Aus. Pty. Ltd.                         750,000               4.5%
Farrel Meltzer (6)

Tibia Nominees Pty. Ltd.                   1,600,000              9.69%
Anthony Davis (7)

All Directors and Officers as a Group     15,850,000             96.06%

                                   ----------
(1) Pursuant to the rules promulgated by the SEC, all shares underlying options which were exercisable on July 19, 2000, or which become exercisable within 60 days, held by a described person are deemed to be "beneficially owned:. The SEC rules further require that every person who has or shares the power to vote or dispose of shares of common stock are deemed to be the "beneficial owner" of all of the shares of common stock over which any such sole or share power exists.

(2) Lisa Mochkin, spouse of Levi Mochkin, a director and Chief Financial officer, is a director of Leger Technologies Pty. Ltd. Levi Mochkin is an affiliate of Ledger Technologies and may be deemed to be a beneficial owner of the shares held by Ledger. Lisa Mochkin is the daughter of Henry Herzog and the sister of Jonathan Herzog. Ledger Technologies Pty. Ltd. recently subscribed to an additional 1,800,000 shares, which would bring the total number of shares that may be deemed to be beneficially owned by Mr. Mochkin to 8,100,000, or 44.26%. In addition, the Board of Directors, at its last special meeting, approved the conversion of $905,000 in debt owed to Ledger Technologies, Pty. Ltd. to common stock at the ratio of $.04 per post-split common shares.

(3) Helen Abeles, a director, is an affiliate of Instanz Nominees Pty Ltd. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof. In addition, the Board of Directors, at its last special meeting, approved the conversion of $150,000 in debt owed to Instanz Nominees, Pty. Ltd. to common stock at the ratio of $.04 per post-split common shares.

                          IV. EXECUTIVE COMPENSATION

Consulting Agreement with Mendel Mochkin

The Company has entered into a consulting agreement dated as of June 18, 1999, amended as of February 24, 2000, with Mendel Mochkin, pursuant to which we have agreed to compensate Mendel Mochkin with shares of our common stock, in part subject to the completion of all stages of our investment in Stampville. Upon execution of his consulting agreement, the company issued an additional 150,000 shares of common stock to Mendel Mochkin and have agreed to issue up to an additional shares. Pursuant to Mr. Mochkin's consulting agreement, as amended, so long as Mr. Mochkin remains an employee or consultant to the company or to Stampville and we continue to own at least 10% of Stampville's outstanding common stock, Mr. Mochkin is entitled to additional distributions form us equal to 1% of distributions or payments to Stampville's shareholders by way of cash or property distributions, other than by way of stock splits, stock dividends or similar distributions, or in the event of the sale or other disposition of the Stampville stock as a result of certain business combinations or transactions by its shareholders. These bonus payments to Mr. Mochkin shall be of the same kind and shall occur at the same time as the distributions to Stampville shareholders and shall be subject to adjustment to reflect certain prior distribution to Stampville's shareholders.

Mr. Mochkin is the brother of Levi Mochkin, a director and Chief Executive Officer.

Consulting agreement with Petty Consulting, Inc. for the services of Robert
Petty.

On January 17, 2000, the company entered into a one-year consulting agreement with Petty Consulting, Inc., pursuant to which Robert Petty agreed to provide consulting services with annual compensation payable to his consulting corporation, to be paid in accordance with our general compensation practices.

Robert Petty was granted options to purchase up to a total of 1,450,000 shares of common stock as of the date of the execution of the consulting agreement. These options were canceled by order of the Board of Directors on October 20, 2000, and the Board granted Mr. Petty an option to purchase up to 5,000,000 post-split shares of common stock over the next three years at a price of $.10 per share; the final terms of which option are to be determined by the Chief Financial Officer of the company.


V. PROPOSAL NUMBER ONE - 5 FOR 1 FORWARD SPLIT OF THE COMMON SHARE CAPITAL OF I.T. TECHNOLOGY, INC.

The Board of Directors has decided that the present financing plan of the company is not viable, given the present outlook of the stock market and that the current underwriting arrangements are not likely to raise enough capital for the company to service its debt and continue to operate. Therefore, on September 28, 2000, in order to enable the company to eliminate its debt and obtain enough financing to fund its plan of operations, the Board of Directors approved a new restructuring plan of the company which provides for: 1) a forward split of the share capital of the company 5 shares for every one share;
2) a private placement of $450,000 worth of common stock of the company at $.25 per share; and 3) a revision of the initial public offering price to $.10 per post-split share and to change the offering to a self-underwritten offering as opposed to a best efforts offering underwritten by an NASD member broker.

The forward split will result in each outstanding share being converted to five shares, and the authorized share capital will increase from 100,000,000 shares to 500,000,000 shares. In addition, the par value of each share will decrease five-fold from $.001 per share to $.0002 per share.

The forward split requires an amendment to the certificate of incorporation of the company, which can only be done by Board resolution and approval by the shareholders. On October 20, 2000, the Board of Directors adopted the following resolution to effectuate the forward split:

WHEREAS, the Board of Directors has resolved to restructure the capital structure of the corporation, to effectuate a 5 to 1 forward split of its share capital and to restructure its initial public offering,

            IT IS RESOLVED, that Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

4. This corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is five hundred million (500,000,000), each with a par value of $.0002 per share, in order to reflect a 5 for 1 forward share split. The number of Preferred shares which the corporation is authorized to issue is twenty five million (25,000,000) each with $.001 per share par value, which preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors, each of which series shall be distinctly designated. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of preferred stock, and the number of shares of such series, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series."

      VI. PROPOSAL NUMBER TWO - TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

On October 20, 2000, the Board of Directors adopted a resolution allowing actions required to or permitted to be taken by shareholders of the company to be done by written consent of shareholders pursuant to Delaware law. The following is a copy of the resolution:

IT IS FURTHER RESOLVED, that Article 9 of the certificate of incorporation and
Section 2.9 of the By Laws of the corporation be amended to read as follows:

"Any action required or permitted to be taken by the stockholders of the corporation shall be effected either at a duly called annual or special meeting of stockholders of the corporation or by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL. Except as otherwise required by law, stockholders may not call any special meeting of stockholders and special meetings of stockholders may only be called by the Board of Directors of the corporation."

I. PROPOSAL NUMBER ONE CALLS FOR THE APPROVAL OF A 5 FOR ONE FORWARD SPLIT OF THE COMMON CAPITAL STOCK OF ITT. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.

II. PROPOSAL NUMBER TWO CALLS FOR THE SHAREHOLDERS TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE ACTION TO BE TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER TWO.

                             VII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

                           VIII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the Special Meeting of Shareholders must be received by the Company by October 30, 2000. The proposal will be presented at the Special Meeting, but not included in the Company's Proxy Statement, and related proxy solicitation materials, for the Company's Special Meeting of Shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,


Levi Mochkin
----------------
LEVI MOCHKIN
Chairman of the Board of Directors
Chief Executive Officer
Melbourne, Australia, October 24, 2000

[CAPTION]
                                    PROXY

The undersigned shareholder of I.T. TECHNOLOGY, INC. (The "Company") hereby appoints Levi Mochkin, as proxy holder of the undersigned to attend the annual general meeting of the Company to be held on November 6, 2000 and any adjournment thereof with authority to act and vote at the meeting for and on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

PROPOSAL ONE: TO REVERSE SPLIT THE CAPITAL SHARES OF THE COMPANY 1 FOR EVERY 100 SHARES NOW HELD:

            _______ FOR

            _______ AGAINST

                            _______ ABSTAIN

PROPOSAL TWO: TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE
              SHAREHOLDER ACTION BY WRITTEN CONSENT.

            ________ FOR

            _______ AGAINST

            _______ ABSTAIN

PLEASE SIGN AND DATE BELOW

INSTRUCTION: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY.
THIS REPLACES AND REVOKES ANY OTHER PROXIES YOU MAY HAVE BEEN PRESENTED.   NO
POSTAGE IS REQUIRED.

Executed this ____day of _________, 2000.

________________________
Name of Shareholder


________________________
Signature of Shareholder

________________________________
Address (if different from above)
Signature of Shareholder


________________________________
Share Certificate

________________________________
Number of Shares voted